EXHIBIT 23.1


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
         ---------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-81270) of Techdyne, Inc. of our report dated March 27, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Dayton, Ohio
March 27, 2003